Exhibit 10.2

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (referred to as this “Agreement”), dated as of April 14, 2025 (the “Closing Date”) is entered into by and between Limitless X Holdings, Inc., a Delaware corporation (the “Company”), and Emblaze One, Inc., (the “Creditor”). The parties to this Agreement may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Creditor, whose principal is also the CEO and Chairman of the Board of Directors of the Company, paid expenses on behalf of the Company from its inception and entered into a series of promissory notes through December 31, 2024 for which the Company agreed to pay back the full amount (collectively referred to herein as “The Debt Agreement”), creating a total principal amount owed from the Company to Creditor of $118,983, plus accrued interest on the principal in an amount of $34,196, for a total debt of $153,179 (“the Debt”);

WHEREAS, the Debt was not paid by the Company pursuant to the Debt Agreement and is currently in Default but Parties have agreed to convert the Debt based on a settlement and compromise of principal and interest accrued through December 31, 2024;

WHEREAS, in consideration of the Company’s agreement to convert the balance of the Debt into shares of the Company’s Stock, and of the Creditor’s agreement to waive collections and release the Company from financial debt obligations, pursuant to the Debt Agreement and to this Agreement, the Debt will be convertible into shares of the Company’s designated Preferred Class D stock (“Class D Stock”);

WHEREAS, The Creditor has reviewed the terms of the Class D Stock, and desires to exchange its interest in the Debt for shares of the Class D Stock upon execution of this Agreement at the conversion rate of $25 per share as set forth in the Class D Designation which has been reviewed by the Parties and their respective counsel.

NOW THEREFORE, in consideration of the releases and agreements made herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each Party, it is hereby agreed as follows:

AGREEMENT:

1. Conversion of Debt; Change in Exercise Price. Subject to the terms and conditions set forth herein, the Debt settled hereunder, or $153,179 will convert into the number of shares of the Company’s Class D Stock at the rate of $25 per share, for a total amount of 6,127 shares (the “Shares”).

2. Manner of Conversion/Termination of Debt. On the Closing Date, the Company shall issue and deliver to the Creditor or to such other party as directed by the Creditor, a certificate, transfer agent record, or other document evidencing the Shares of the Company’s Class D Stock issued upon conversion as set forth hereinabove, and upon receipt of such certificate, record, or other document evidencing the Shares of Class D Stock by the Creditor, the Debt will be deemed paid in full and the accrued interest will be deemed satisfied, with no further obligations thereunder or for the borrowing evidenced by the Debt Agreement, and all rights of the Creditor under the Debt Agreement shall cease and the Creditor shall be deemed to be a holder of record of the Shares of Class D Stock of the Company into which the Debt was converted. The Creditor’s execution of this Agreement, with a copy of the Stock Issuance to the Creditor shall serve as its acknowledgement of satisfaction of the Default and Debt Agreement.

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3. Representations of the Creditor. The Creditor represents and warrants to the Company that:

(a) The Creditor has, and at the time immediately prior to the Closing Date, will have, good and valid title to the Debt, free and clear of all liens, security interests, encumbrances, equities, and claims, with no defects of title whatsoever.

(b) The Creditor is not a party to or bound by any agreement, or any judgment, decree, or ruling of any governmental authority, affecting or relating to the Creditor’s right to convert the Debt.

(c) The Creditor acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) (“Rule 144”) and that the certificates evidencing the Shares will include this legend:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(d) The Creditor further acknowledges that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless the Creditor obtains written consent from the Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(e) The Creditor has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares. The Creditor represents that it is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment. The Creditor has had a full opportunity to inspect the books and records of the Company, including all reports filed by the Company with the SEC, and to make any and all inquiries of the Company’s officers and directors regarding the Company and its business as the Creditor has deemed appropriate.

(f) The Creditor is an “Accredited Investor” or as a “sophisticated investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) or the Creditor, either alone or with its professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that the Creditor is capable of evaluating the merits and risks of an investment in the Shares offered by the Company and of making an informed investment decision with respect thereto and has the capacity to protect the Creditor’s own interests in connection with the Company’s proposed investment in the Shares.

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(g) The Creditor is acquiring the Shares solely for the Creditor’s own account as principal, for investment purposes only, and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(h) The Creditor will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and fully understands and agrees that the Creditor must bear the economic risk of the Creditor’s purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

4. Release by the Creditor. Except with respect to the obligations created by or arising out of this Agreement, the Creditor for themselves and their respective heirs, family members, executors, officers, directors, employees, accountants, experts, investors, shareholders, administrators, attorneys, divisions, subsidiaries, predecessor and successor corporations, hereby fully and forever releases and absolutely discharges the Company, its officers, directors, employees, investors, shareholders, administrators, attorneys, affiliates, divisions, subsidiaries, predecessors and successors, and assigns from, and agrees not to sue concerning, any claim, demand, duty, debt, liability, account, reckoning, obligation, cost, expense, lien, attorneys’ fee, action, cause of action, or rights such the Creditor has or may have against the Company as of the date of this Agreement relating to:

(a) any and all claims relating to or arising from the Default, including all claims there were or could have been alleged in the Default;

(b) any and all claims relating to or arising from the Debt Agreement, including the Funding Commitment Letter, and including all claims there were or could have been alleged regarding the conversion rate of any of the Debt Agreement; and

(c) any and all claims for attorneys’ fees/costs incurred in connection with the Default.

Nothing contained herein shall be construed as releasing any claim that may arise after the date of this Agreement.

5. Waiver of Section 1542. The Creditor acknowledges that their legal counsel has advised them of and/or they are familiar and understand with the provisions of California Civil Code section 1542, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH DEBTOR.”

The Creditor acknowledges that facts in addition to or different from those which are now known or believed by them to be true may hereafter be discovered with respect to the subject matter of the released claims, and the Creditor hereby accepts and assumes the risk that the facts may turn out to be different and agree that the release will remain fully enforceable and not subject to termination or recission, notwithstanding any such difference in facts. The Creditor hereby waives and relinquishes all rights or benefits which he/it presently has or may have or at any time in the future will or may have under and pursuant to the above statute, and any and all similar provisions contained in the law of any jurisdiction(s), whether within or outside the United States, to the full extent that the Creditor may lawfully waive such rights with respect to the subject matter of the releases contained in this Agreement.

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In executing this waiver, the Creditor acknowledges that they have consulted with and had the advice of or had the opportunity to consult with, and was urged by the Company to consult with, an attorney duly admitted to practice in the State of California. The Creditor is executing this Agreement after independent investigation and without fraud, duress, or undue influence.

6. Miscellaneous Provisions.

(a) Conflict Waiver. The signatory for Creditor below also serves as an officer of and on the Board of Directors for the Company but the terms and conditions contained in this Agreement, and the negotiation hereof, have been and/or will be approved by the Company’s management team and independent directors without any direction, advice, recommendations, or input from the Creditor or any of its officers or directors including the undersigned.

(b) Legal Fees. Each Party will pay his or its own legal fees and costs with respect to this Agreement. In the event of any legal proceeding to enforce this Agreement, or any of its terms, the prevailing Party shall recover its reasonable costs and attorneys’ fees and costs.

(c) Related Parties; Successors in Interest. The Parties hereby agree that this Agreement shall be binding upon the Parties and each of them, and, as applicable, upon (i) their predecessors, successors, and heirs; (ii) their affiliates, subsidiaries, divisions, alter egos, and related entities; and (iii) their officers, directors, trustees, partners, parents, stockholders, employees, attorneys, assigns, agents and representatives, and any or all of them.

(d) No Admission. The Parties expressly agree that this Agreement is made in compromise of all actual or potential claims related to the Debt Agreement, and with no admission as to fault or liability by any of them.

(e) No Assignment. This Agreement, and any and all rights, duties, and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Party without the prior written consent of the other Parties. Any attempt by a Party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.

(f) Advice of Counsel. Each Party represents that it has been represented, or has had the opportunity to be represented, by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement and that it has executed this Agreement with the consent and upon the advice of such independent legal counsel, or that it has had the opportunity to seek such consent and advice. Each Party acknowledges that it has read this Agreement and assents to all the terms and conditions contained herein without any reservation whatsoever and that it has had the opportunity to have the same explained to it by its own counsel, who have answered any and all questions which have been asked of them, with regard to the meaning of any provision hereof.

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(g) Waiver; Entire Agreement. A provision of this Agreement may be waived or amended only by a writing signed by the waiving Party. This Agreement contain the entire agreement and understanding of the Parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed agreements, representations, and agreements. Each of the Parties acknowledges that it is not executing this Agreement in reliance on any promise, representation, or warranty not contained in this Agreement.

(h) Severability. If any word, clause, phrase, sentence, or paragraph of this Agreement is declared void or unenforceable, such portion shall be considered independent of, and severable from the remainder, the validity of which shall remain unaffected.

(i) Governing Law; Forum & Venue. This Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the State of California, without regards to its conflict of laws provisions. Any lawsuit between the Parties arising out of or relating to this Agreement shall be brought only in a federal or state court located in the County of Los Angeles in the State of California, without regard to where any such dispute may arise. The Parties agree that both forum and venue in any such courts located in the County of Los Angeles in the State of California is proper and not inconvenient and submit to the personal jurisdiction of such courts for purposes of enforcing the terms and conditions of this Agreement or for the adjudication of any action or proceeding relating to or arising out of this Agreement. Further, the Parties agree that any judgment obtained in any such court located in the County of Los Angeles in the State of California may be enforced in a court of competent jurisdiction located in any other jurisdiction.

(j) Construction; Counterparts; Signatures. The headings of sections herein are for convenience of reference only and shall not affect the meaning and interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any Party who signs it, and all of which shall constitute one and the same document. Signatures transmitted by email, facsimile, or other means of electronic communication shall be deemed original signatures and shall be binding as if they were original signatures.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:		CREDITOR:
Limitless X Holdings, Inc.		Emblaze One, Inc.

By:	/s/ Danielle Young	By:	/s/ Jaspreet Mathur
Name:	Danielle Young	Name:	Jaspreet Mathur
Title:	Chief Operating Officer	Title:	Chief Executive Officer

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